SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                                                  October 21, 2011

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2501 McGavock Pike

Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices)

(615) 872-4800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Kirkland’s, Inc. (the “Company”) on June 7, 2011 (the “Original Report”). The Original Report was field to report the results of the matters submitted to a vote at the Company’s annual meeting of shareholders held on June 1, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently the Company will hold an advisory shareholder vote on executive compensation. Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). As previously reported in the Original Report, more than a majority of shares voting at the 2011 Annual Meeting voted, on an advisory basis, in favor of an annual Say-on-Pay Vote.

On October 21, 2011, in light of, and consistent with, these voting results, the Company’s Board of Directors determined that it currently intends for the Company to hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay Votes is required to be held no later than the Company’s 2017 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.

Date: October 21, 2011	By:	/s/ W. Michael Madden
Name: W. Michael Madden Title: Senior Vice President and Chief Financial Officer